UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 7, 2022

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Parks Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LAZY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kelly Porter as Chief Financial Officer

On October 4, 2022, the Board of Directors (the “Board”) of Lazydays Holdings, Inc. (the “Company”) appointed Kelly Porter, 49, as Chief Financial Officer. Ms. Porter’s tenure at the Company is expected to commence on or before October 31, 2022, and she will assume the role of Chief Financial Officer on November 15, 2022.

Ms. Porter has held various leadership roles with Lithia Motors, Inc. (NYSE: LAD), the largest automotive dealership group in the United States, since October 2017, most recently as Corporate Controller and Vice President of Financial Planning & Analysis. Prior to joining Lithia, Ms. Porter was a Partner at Moss Adams, a public accounting firm, spending over 20 years growing their Dealership Accounting Services practice. Ms. Porter holds a bachelor’s degree in Accounting from Arizona State University and is a licensed CPA in Oregon.

There are no familial relationships between Ms. Porter and any of the Company’s directors or executive officers, and Ms. Porter has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the above, Mr. Nicholas Tomashot, who serves as the Company’s Chief Financial Officer, will step down as Chief Financial Officer of the Company on November 15, 2022. Mr. Tomashot will be eligible for a bonus for 2022 and he is expected to remain as an employee at his current base salary through November 1, 2023, subject to him entering into a standard non-compete and non-solicitation agreement.

Employment Agreement with Kelly Porter

In connection with her appointment as the Company’s Chief Financial Officer, Ms. Porter and the Company entered into an employment agreement, dated October 3, 2022 (the “Employment Agreement”).

Under the terms of the Employment Agreement, Ms. Porter will receive a base salary of $350,000. Additionally, Ms. Porter was granted a one-time restricted stock unit award containing terms substantially similar to the terms of the Company’s Amended and Restated 2018 Long Term Incentive Plan of 55,762 restricted stock units (the “RSU Award”). The RSU Award vests over three years, with one-third of the RSU Award vesting on each anniversary of Ms. Porter’s start date with the Company, provided that Ms. Porter remains employed by the Company from the grant date through each vesting period. Ms. Porter is also eligible to receive annual cash bonuses and annual grants of options to purchase the Company’s shares.

Pursuant to the terms of the Employment Agreement, Ms. Porter’s employment may be terminated at any time by the Company or Ms. Porter. Under certain circumstances, Ms. Porter may be entitled to severance if her employment is terminated.

The above description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

October 7, 2022	By	/s/ John North
Date		John North
Chief Executive Officer